EXHIBIT 10.2
ABM INDUSTRIES INCORPORATED
“TIME VESTED” INCENTIVE STOCK OPTION PLAN
(as amended and restated as of September 4, 2007)
ARTICLE I
GENERAL
1. PURPOSE.
     This “Time Vested” Incentive Stock Option Plan (the “Plan”) is intended to increase incentive and to encourage stock ownership on the part of nonemployee directors of ABM Industries Incorporated (the “Company”) and selected key employees of the Company or of other corporations which are to become subsidiaries of the Company, and other individuals whose efforts may aid the Company. It is also the purpose of the Plan to provide such employees and other individuals with a proprietary interest, or to increase their proprietary interest, in the Company and its subsidiaries, and to encourage them to remain in the employ of the Company or its subsidiaries. It is intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and that certain other options granted pursuant to the Plan shall not constitute incentive stock options (“nonqualified stock options”).
2. ADMINISTRATION.
     The Plan shall be administered by the Officer Compensation & Stock Option Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall from time to time at its discretion make determinations with respect to the persons to who options shall be granted and the amount of such options. The Committee shall consist of not fewer than three members of the Board. Each member of the Committee shall be a “disinterested person” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).
     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.
3. ELIGIBILITY.
     Subject to Section 2 of this Article I, the persons who shall be eligible to receive options under the Plan shall be such officers and key employees (including directors who are also salaried employees of the Company) of the Company as the Committee shall select. In addition, independent contractors of the Company who are not also salaried employees of the Company shall be eligible to receive nonqualified stock options (but such persons shall not be eligible to receive incentive stock options). The terms “officers and key employees” as used herein shall mean such key employees as may be determined by the Committee in its sole discretion. Directors of the Company who are not employees of the Company nor of any of its subsidiary corporations (“nonemployee directors”) shall be eligible only for the options automatically granted pursuant to Article V.
     Except where the context otherwise requires, the term “Company,” as used herein, shall include (i) ABM Industries Incorporated and (ii) any of its “subsidiary corporations” which meet the definition of subsidiary corporation contained in Section 424(f) of the Code, and the terms “officers and key employees of the Company,” and words of similar import, shall include officers and key employees of each such subsidiary corporation, as well as officers and key employees of ABM Industries Incorporated.
4. SHARES OF STOCK SUBJECT TO THE PLAN.
     The shares that may be issued under the Plan shall be authorized and unissued and reacquired shares of the Company’s common stock (the “Common Stock”). The aggregate number of shares which may be issued under the Plan shall not exceed 8,400,000 shares of Common Stock, unless an adjustment is required in accordance with Article III.
5. AMENDMENT OF THE PLAN.
     The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that, to the extent required to maintain this Plan’s qualification under Rule 16b-3, any such amendment shall be subject to stockholder approval. In addition, as required by Rule 16b-3, the provisions of Article V regarding the formula for determining the amount, exercise price, and timing of nonemployee director options shall in no event be amended more than once every six months, other than to comport with changes in the Code and/or the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). (ERISA is inapplicable to the Plan.)
6. APPROVAL OF STOCKHOLDERS.
     All options granted under the Plan before the Plan is approved by affirmative vote at the next meeting of stockholders of the Company, or any adjournment thereof, of the holders of a majority of the outstanding shares of Common Stock shall be subject to such approval. No option granted hereunder may become exercisable unless and until such approval is obtained.
7. TERM OF PLAN.
     The Plan, as amended and restated herein, shall remain in effect until amended or terminated by the Board in accordance with Section 5 of Article I. However, without further stockholder approval, no option which is intended to be an incentive stock option may be granted under the Plan after December 19, 2005. Notwithstanding the foregoing, each option granted under the Plan shall remain in effect until such option has been satisfied by the issuance of shares or terminated in accordance with its terms and the terms of the Plan.
8. RESTRICTIONS
     All options granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance, if any, or purchase of shares in connection therewith, such options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
9. NONASSIGNABILITY.
     No option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him, and no other person shall acquire any rights therein. Notwithstanding the foregoing, an optionee may designate a Beneficiary to succeed, after the optionee’s death, to all of the optionee’s options outstanding on the date of death. “Beneficiary” means a person designated as such by an optionee or a Beneficiary for purposes of the Plan or determined with reference to Section 6 of Article IV.
10. WITHHOLDING TAXES.
     Whenever shares of Common Stock are to be issued under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.
11. DEFINITION OF “FAIR MARKET VALUE.”
     For the purposes of this Plan, the term “fair market value,” when used in reference to the date of grant of an option or the date of surrender of Common Stock in payment for the purchase of shares pursuant to the exercise of an option, as the case may be, shall refer to the closing price of the Common Stock as quoted in the Composite Transactions Index for the New York Stock Exchange, on the day before such date as published in the “Wall Street Journal,” or if no sale price was quoted in any such Index on such date, then as of the next preceding date on which such a sale price was quoted; provided, however, that when the term “fair market value” is used in reference to the grant of an option which is effective on a future date set by the Compensation Committee, “fair market value” shall refer to the closing price of the Common Stock as quoted in the Composite

Transactions Index for the New York Stock Exchange, on such effective date as published in the “Wall Street Journal.”
ARTICLE II
STOCK OPTIONS
1. AWARD OF STOCK OPTIONS.
     Awards of stock options may be made under the Plan under all the terms and conditions contained herein. However, in the cases of incentive stock options the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time by such officer or key employee during any calendar year (under all incentive stock options plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000. The date on which any option is granted shall be the date of the Committee’s authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized.
2. TERM OF OPTIONS AND EFFECT OF TERMINATION.
     Notwithstanding any other provision of the Plan, no nonqualified stock option granted under the Plan shall be exercisable after the expiration of ten (10) years and one (1) month from the date of its grant, and no incentive stock option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of grant. In addition, notwithstanding any other provision of the Plan, no incentive stock option granted under the Plan to a person who, at the time such option is granted and in accordance with Section 425(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be exercisable after the expiration of five (5) years from the date of its grant.
     In the event that any outstanding option under the Plan expires by reason of lapse of time or otherwise is terminated for any reason, then the shares of Common Stock subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan.
3. CANCELLATION OF AND SUBSTITUTION FOR NONQUALIFIED OPTIONS.
     The Company shall have the right to cancel any nonqualified stock option at any time before it otherwise would have expired by its terms and to grant to the same optionee in substitution therefor a new nonqualified stock option stating an option price which is lower (but not higher) than the option price stated in the cancelled option. Any such substituted option shall contain all other terms and conditions of the cancelled option provided, however, that notwithstanding Section 2 of this Article II such substituted option shall not be exercisable after the expiration of ten (10) years from the date of grant of the cancelled option.

4. TERMS AND CONDITIONS OF OPTIONS.
     Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time determine, which agreements shall comply with the following terms and conditions.
(A) OPTIONEE’S AGREEMENT
     Each optionee shall agree to remain in the employ of and to render to the Company his services for a period of one (1) year from the date of the option, but such agreement shall not impose upon the Company any obligation to retain the optionee in its employ for any period.
(B) NUMBER OF SHARES AND TYPE OF OPTION
     Each option agreement shall state the number of shares to which the option pertains and whether the option is intended to be an incentive stock option or a nonqualified stock option. Notwithstanding any contrary provision of the Plan, during any single fiscal year of the Company, no individual shall be granted options covering more than 100,000 shares of Common Stock.
(C) OPTION PRICE
     Each option agreement shall state the option price per share (or the method by which such price shall be computed). The option price per share shall not be less than 99% of the fair market value of a share of the Common Stock on the date such option is granted. In the cases of incentive stock options and options granted to non-employee directors pursuant to Article V hereof, the option price shall be not less than 100% of the fair market value of a share of the Common Stock on the date such option is granted. Notwithstanding the foregoing, the option price per share of an incentive stock option granted to a person who, on the date of such grant and in accordance with Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be not less than 110% of the fair market value of a share of the Common Stock on the date that the option is granted.
(D) MEDIUM AND TIME OF PAYMENT
     The option price shall be payable upon the exercise of an option in the legal tender of the United States or, in the discretion of the Committee, in shares of the Common Stock or in a combination of such legal tender and such shares. Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the shares of Common Stock to which the option pertains.

(E) EXERCISE OF OPTIONS
     Pursuant to the terms of a written option agreement approved by the Committee, each option shall become exercisable at a rate of twenty percent (20%) per year of the shares subject to the option, commencing one year after the date that the option was granted, but only if the optionee has been continuously employed by the Company from the date of grant through the date of vesting. The Committee may, in its discretion, waive any vesting provisions contained in an option agreement.
     To the extent that an option has become vested (except as provided in Article III), and subject to the foregoing restrictions, it may be exercised in whole or in such lesser amount as may be authorized by the option agreement provided, however, that no partial exercise of an option shall be for fewer than twenty-five (25) shares. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as herein provided. Notwithstanding any inconsistent or contrary Plan provisions, in the event an optionee who is at least age 64 dies while in the service of the Company or of a subsidiary, all unvested options granted after April 19, 1999 shall immediately vest and become fully exercisable as of the date of such death.
(F) TERMINATION OF EMPLOYMENT EXCEPT BY DISABILITY OR DEATH
     In the event that an optionee shall cease to be employed by the Company for any reason other than his death or disability, his option shall terminate on the date three (30) months after the date that he ceases to be an employee of the Company.
(G) DISABILITY OF OPTIONEE
     If an optionee shall cease to be employed by the Company by reason of his becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (as determined by the Committee), such option shall terminate on the date one (1) year after cessation of employment due to such disability.
(H) DEATH OF OPTIONEE AND TRANSFER OF OPTION
     If an optionee should die while in the employ of the Company, or within the three-month period after termination of his employment with the Company during which he is permitted to exercise an option in accordance with Subsection 4(F) of this Article II, such option shall terminate on the date one (1) year after the optionee’s death. During such one-year period, such option may be exercised by the optionee’s designated Beneficiary, the executors or administrators of the optionee’s estate or by any person or persons who shall have acquired the option directly from the optionee by his will or the applicable law of descent and distribution. During such one-year period, such option may be exercised with respect to the number of shares for which the deceased optionee would have been entitled to exercise it at the time of his death and also with respect to 10 percent of the additional number of shares for which he would have been entitled to exercise it during the balance of the option period, had he survived and remained in the employ of the Company.

ARTICLE III
RECAPITALIZATIONS AND REORGANIZATIONS
     The number of shares of Common Stock covered by the Plan, the maximum number of shares with respect to which options may be granted during any single fiscal year to any employee, and the number of shares and price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.
     If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option would have been entitled (unless the Committee determines the provisions of the following sentences are applicable to such merger or consolidation). A Change in Control of the Company (as defined below) shall cause each outstanding option to terminate, provided that each optionee in the event of a Change in Control which will cause his option to terminate shall have the right immediately prior to such Change in Control to exercise his option in whole or in part, subject to every limitation on the exercisability of such option other than any vesting provisions. For purposes hereof, a “Change in Control” means:
     (1) the acquisition (other than by ABM or by an employee benefit plan or related trust sponsored or maintained by ABM), directly or indirectly, in one or more transactions, by any person or by any group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of twenty-five percent or more of either the outstanding shares of common stock or the combined voting power of ABM’s outstanding voting securities entitled to vote generally, if the acquisition was not previously approved by the existing directors;
     (2) the acquisition (other than by ABM or by an employee benefit plan or related trust sponsored or maintained by ABM), directly or indirectly, in one or more transactions, by any such person or by any group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of fifty percent or more of either the outstanding shares of common stock or the combined voting power of ABM’s outstanding voting securities entitled to vote generally, whether or not the acquisition was approved by the existing directors, other than an acquisition that complies with clause (i) and (ii) of paragraph (3);
     (3) consummation of a reorganization, merger or consolidation of ABM or the sale or other disposition of all or substantially all of ABM’s assets unless, immediately following such event, (i) all or substantially all of the stockholders of ABM immediately prior to such event own, directly or indirectly, seventy-five percent or more of the then outstanding voting securities entitled to vote generally of the resulting corporation (including without limitation, a corporation which as a result of such event owns ABM or all or substantially all of ABM’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of ABM’s outstanding voting securities entitled to vote generally immediately prior to such event and (ii) the securities of the surviving or resulting corporation received or retained by the stockholders of ABM is publicly traded;
     (4) approval by the stockholders of the complete liquidation or dissolution of ABM; or
     (5) a greater than one-third change in the composition of the Board of Directors within 24 months if not approved by a majority of the pre-existing directors. provided that, with respect of options that are outstanding as of September 22, 1999, the following shall also apply:
     A dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation or a “change in control” of the Company (as defined below) (each a “Terminating Transaction”), shall cause each outstanding option to terminate, unless the agreement of merger or consolidation or any agreement relating to a dissolution, liquidation or change in control shall otherwise provide, provided that each optionee in the event of a Terminating Transaction which will cause his option to terminate shall have the right immediately prior to such Terminating Transaction to exercise his option in whole or in part, subject to every limitation on the exercisability of such option other than any vesting provisions. For purposes of this proviso only, a“change of control” shall be deemed to have occurred when (i) a person or group or persons acquires fifty percent (50%) or more of the Company’s voting securities, and (ii) the Board of Directors of the company or the Committee shall have determined that such a “change of control,” as established by the Board or Committee, has been satisfied.
     The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.
     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
ARTICLE IV
MISCELLANEOUS PROVISIONS
1. RIGHTS AS A STOCKHOLDER.
     An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date of the receipt of payment

(including any amounts required by the Company pursuant to Section 10 of Article I) by the Company. No adjustment shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date of receipt of payment, except as provided in Article III.
2. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.
     Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, renew or cancel outstanding options granted under the Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee impair or diminish any rights or obligations under any option theretofore granted under the Plan. For purposes of the preceding sentence, the right of the Company pursuant to Section 3 of Article II to cancel any outstanding nonqualified option and to issue therefor a substituted nonqualified option stating a lower portion price shall not be construed or impairing or diminishing an optionee’s rights or obligations.
3. OTHER PROVISIONS.
     The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Committee shall deem advisable.
4. APPLICATION OF FUNDS.
     The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options will be used for general corporate purposes.
5. NO OBLIGATION TO EXERCISE OPTION.
     The granting of an option shall impose no obligation upon the optionee or a transferee of the option to exercise such option.
6. BENEFICIARY DESIGNATION
     Optionees and their Beneficiaries may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any vested options outstanding at the time of the optionee’s or Beneficiary’s death. An optionee or Beneficiary may change such designation at any time by filing the prescribed form with the Committee or its designee. If a Beneficiary has not been designated or if no designated Beneficiary survives the optionee or Beneficiary, distribution will be made to the residuary beneficiary under the terms of the optionee’s or Beneficiary’s last will and testament or, in the absence of a last will and testament, to the optionee’s or Beneficiary’s estate as beneficiary.

ARTICLE V
NONEMPLOYEE DIRECTOR OPTIONS
     The provisions of this Article V are applicable only to options granted to nonemployee directors. The provisions of Article II are applicable to options granted to other individuals.
1. GRANTING OF OPTIONS.
     Each nonemployee director who is a nonemployee director on the date of the 1994 Annual Meeting of Stockholders, automatically will receive, as of such date only, an option to purchase 10,000 shares of Common Stock. Each nonemployee director who becomes a nonemployee director after the 1994 Annual Meeting of Stockholders automatically will receive, as of the date of such nonemployee director’s election or appointment to the Board of Directors of the Company, an option to purchase 10,000 shares of Common Stock.
     Each continuing nonemployee director (i.e., a nonemployee director who has received an initial grant of an option to purchase 10,000 shares of Common Stock) automatically will receive, on the first day of each subsequent fiscal year, an option to purchase 10,000 shares of Common Stock.
2. TERMS OF OPTIONS.
(A) OPTION AGREEMENT
     Each option shall be evidenced by written stock option agreement which shall be executed by the optionee and the Company.
(B) OPTION PRICE
     The price of the shares subject to each option shall be 100% of the fair market value for such shares on the date that the option is granted.
(C) EXERCISABILITY
     An option granted pursuant to this Article V shall become exercisable at the rate of twenty percent (20%) per year of the shares subject to the option, commencing one year after the date that the option was granted, but only if the optionee has been a nonemployee director continuously from the date of grant through the date of vesting.

(D) EXPIRATION OF OPTIONS
     In the event that an optionee shall cease to be a nonemployee director for any reason other than his death or disability, his option shall terminate on the date three (3) months after the date that he ceases to be a nonemployee director.
     If an optionee shall cease to be a nonemployee director by reason of his becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (as determined by the Committee), such option shall terminate on the date one (1) year after his cessation of service as nonemployee director.
     If an optionee should die while a nonemployee director, or within the three-month period described above in this Subsection 2(D), such option shall terminate on the date one (1) year after the optionee’s death. During such one-year period, such option may be exercised by the optionee’s designated Beneficiary, the executors or administrators of the optionee’s estate or by any person or persons who shall have acquired the option directly from the optionee by his will or the applicable law of descent and distribution. During such one-year period, such option may be exercised with respect to the number of shares for which the deceased optionee would have been entitled to exercise it at the time of his death and also with respect to 10 percent of the additional number of shares for which he would have been entitled to exercise it during the balance of the option period, had he survived and remained a nonemployee director.
(E) INCENTIVE STOCK OPTIONS.
     Options granted pursuant to this Article V shall not be designated as incentive stock options.
(F) OTHER TERMS.
     All provisions of the Plan not inconsistent with this Article V shall apply to options granted to nonemployee directors.